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Exhibit (11)

                        COMPUTATION OF PER SHARE EARNINGS
                              LIQUI-BOX CORPORATION
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
                                                       Fifty-two                Fifty-two                Fifty-two
                                                      Weeks Ended              Weeks Ended              Weeks Ended
                                                   December 30, 1995        December 31, 1994         January 1, 1994
                                                   --------------------------------------------------------------------
Primary:

Weighted average number of
  common shares outstanding                             6,223,395                6,327,969                6,347,450

Net effect of dilutive stock options--
  based on treasury stock method
  using average market price                              173,917                  146,659                  136,399
                                                      -----------              -----------              -----------

Weighted average common and
  common equivalent shares                              6,397,312                6,474,628                6,483,849
                                                      ===========              ===========              ===========


Net Income                                            $12,085,000              $13,327,000              $12,937,000
Earnings per common and
  common equivalent share                             $      1.89              $      2.06              $      2.00
                                                      ===========              ===========              ===========

Fully Diluted:

Weighted average number of
  common shares outstanding                             6,223,395                6,327,969                6,347,450

Net effect of dilutive stock options--
based on treasury stock method using the
  year-end market price,
  if higher than average market price                     173,917                  146,659                  157,444
                                                      -----------              -----------              -----------

Fully diluted shares                                    6,397,312                6,474,628                6,504,894
                                                      ===========              ===========              ===========

Net Income                                            $12,085,000              $13,327,000              $12,937,000

Earnings per common and
  common equivalent share                             $      1.89              $      2.06              $      1.99
                                                      ===========              ===========              ===========
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